UNITES STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2018

NEPHROS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-32288	13-3971809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

380 Lackawanna Place, South Orange, New Jersey 07079
(Address of principal executive offices, including ZIP code)

(201) 343-5202
(Registrant’s telephone number, including area code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry Into a Material Definitive Agreement

On December 31, 2018, Nephros, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Agreement”) with Biocon 1, LLC, a Nevada limited liability company (“Biocon”), Aether Water Systems, LLC, a Nevada limited liability company (“Aether”), and Gregory Lucas, the sole member of each of Biocon and Aether (“Lucas”). Pursuant to the terms of the Agreement, the Company acquired 100% of the outstanding membership interests of each of Aether and Biocon.

At closing, the Company paid $750,000 to Lucas, which included payment of certain transaction expenses, and repaid approximately $8,000 in debt of Biocon. In addition to the initial purchase price, the Company will pay contingent consideration to Lucas based on the net revenue of Biocon and Aether over each quarter of the 2019 and 2020 fiscal years, up to a maximum aggregate payment of $2,625,000.

The Agreement contains customary representations and warranties by each of Aether, Biocon and Lucas. Additionally, Lucas agreed to customary indemnification obligations to Nephros over the two-year period ending December 31, 2020, subject to certain limitations as set forth in the Agreement.

The Company and Biocon previously had a strategic partnership, announced in November 2015, pursuant to which Biocon had the exclusive right, in the food service market, to distribute the Company’s custom filter cartridge developed for the AETHER Water System line of filtration products. Additionally, the strategic partnership included an equipment lease between the Company and Biocon, which lease commenced on January 1, 2016 with a term of 60 months and monthly rental payments to the Company of approximately $1,800.

The foregoing summary of the Agreement is qualified in its entirety by reference to the complete Agreement, a copy of which will be filed with the Company’s Form 10-K for the year ended December 31, 2018.

A copy of the press release announcing the acquisition is filed herewith as Exhibit 99.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures under Item 1.01 above are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired: All financial statements required with respect to the acquisition described in Item 2.01 above will be filed by amendment to this Current Report on Form 8-K within the required time period.

(b) Pro forma financial information: All pro forma financial information required with respect to the acquisition described in Item 2.01 above will be filed by amendment to this Current Report on Form 8-K within the required time period.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release of Nephros, Inc., dated January 2, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nephros, Inc.

Dated: January 3, 2019	By:	/s/ Andrew Astor
Andrew Astor
Chief Financial Officer